UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 1, 2013

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

209-275-9270

Registrant's telephone number, including area code

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Nano Mask, Inc. (the “Company”) has appointed Dr. Hassan Bennani to its board of directors. Dr. Bennani is the co-founder and CEO of KellBenx, Incorporated, a closely held Long Island, NY based biotechnology company focused on women's healthcare, concentrating on the development of a patented breakthrough non-invasive prenatal diagnostic (NIPD) for analyzing genetic disorders and a patent pending breakthrough test to determine a woman's risk of preterm delivery.

Dr. Bennani was previously the head of business development at Lenetix, a women's health focused lab acquired by Bio-Reference Laboratories.  Prior to that, Dr. Bennani was a Vice President of Sales and Marketing for Adeza Biomedical Corporation, which was acquired by Hologic.

There is no arrangement or understanding with any other person pursuant to which Dr. Bennani was appointed. Dr. Bennani will be entitled to compensation as a non-employee director pursuant to the Company’s current non-employee director compensation policy at an annual rate of $15,000. The board has not yet determined a committee assignment for Dr. Bennani.

A press release announcing the board appointment is attached to this filing as an exhibit.

Item 9.01 Financial Statements and Exhibits

Ex 99 – Press release dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: January 24, 2013

Nano Mask, Inc.

By:  /S/ Edward J. Suydam

Edward Suydam, CEO and President